As filed with the Securities and Exchange Commission on February 8, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Loyalty Ventures Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-1353472 (I.R.S. Employer Identification No.)

7500 Dallas Parkway, Suite 700

Plano, Texas 75024
(Address of Principal Executive Offices, Including Zip Code)

Loyalty Ventures Inc. 2021 Omnibus Incentive Plan

(Full title of the plan)

Charles L. Horn
7500 Dallas Parkway, Suite 700

Plano, Texas 75024

(Name and address of agent for service)

(972) 338-5170

(Telephone number, Including Area Code, of Agent For Service)

Copies to:

Charles T. Haag

Justin S. Reinus

Winston & Strawn LLP

2121 N. Pearl Street, Suite 900

Dallas, Texas 75201

(214) 453-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

Registration of Additional Securities

Pursuant to General Instruction E

This Registration Statement on Form S-8 (the “Registration Statement”) registers additional shares of common stock, par value $0.01 per share (“Common Stock”), of Loyalty Ventures Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2021 Omnibus Incentive Plan (the “2021 Plan”). Accordingly, the Registrant incorporates by reference the contents of the registration statement on Form S-8 (File No. 333-260914) filed by the Registrant with the Securities and Exchange Commission (“SEC”) on November 9, 2021.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)	The Registrant’s Amendment No. 3 to the Registration Statement on Form 10 (the “Form 10 Registration Statement”) (File No. 001-40776) filed on October 14, 2021;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 24, 2021;

(c)	The Registrant’s Current Reports on Form 8-K filed with the SEC on November 4, 2021, November 8, 2021, December 7, 2021 and December 15, 2021; and

(d)	The description of the Registrant’s Common Stock, which is contained in the Registrant’s Form 10 Registration Statement, including any amendments or supplements thereto.

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (excluding information deemed to be furnished and not filed with the SEC) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40776) filed with the SEC on November 8, 2021)
4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40776), filed with the SEC on November 8, 2021)
5.1*	Opinion of Winston & Strawn LLP
23.1*	Consent of Deloitte & Touche LLP
23.2*	Consent of Winston & Strawn LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
99.1	Loyalty Ventures Inc. 2021 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-260914), filed with the SEC on November 9, 2021)
107*	Filing Fee Table

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 8, 2022.

Loyalty Ventures Inc.

By:	/s/ Charles L. Horn
Charles L. Horn
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Loyalty Ventures Inc., hereby severally constitute and appoint John J. Chesnut and Cynthia L. Hageman, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Charles L. Horn	Chief Executive Officer, President and Director (Principal Executive Officer)	February 8, 2022
Charles L. Horn
/s/ John J. Chesnut	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 8, 2022
John J. Chesnut
/s/ Laura Santillan	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 8, 2022
Laura Santillan

/s/ Graham W. Atkinson	Director	February 8, 2022
Graham W. Atkinson

/s/ Roger H. Ballou	Director	February 8, 2022
Roger H. Ballou

/s/ Richard A. Genovese	Director	February 8, 2022
Richard A. Genovese

/s/ Barbara L. Rayner	Director	February 8, 2022
Barbara L. Rayner